JOINDER AND CONFIRMATION OF SECURITY AGREEMENT

THIS JOINDER AND CONFIRMATION OF SECURITY AGREEMENT (this “Joinder”) is executed as of February 13, 2006 by Brent W. Swanick (the “Joining Party”) and delivered to Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”). Except as otherwise defined herein, terms used herein and defined in the 2006 Securities Purchase Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Cancable Inc, an Ontario Corporation (“Cancable Canada”), Cancable Holding Corp., a Delaware corporation (“Cancable Holding”) and the Purchaser have entered into a Securities Purchase Agreement dated December 31, 2005 (as amended, modified or supplemented from time to time, the “2005 Securities Purchase Agreement”) providing for the execution of the Related Agreements (as defined in the 2005 Securities Purchase Agreement);

WHEREAS, Iview Digital Video Solutions Inc., a federal Canadian corporation, (“Iview”) Creative Vistas, Inc., an Arizona corporation (the “Parent”), Iview Holding Corp., a Delaware corporation (“Iview Holding”) and the Purchaser have entered into a Securities Purchase Agreement dated February 13, 2006 (as amended, modified or supplemented from time to time, the “2006 Securities Purchase Agreement”) providing for the execution of the Related Agreements (as defined in the 2006 Securities Purchase Agreement);

WHEREAS, the Joining Party desires, or is required pursuant to the provisions of the 2006 Securities Purchase Agreement to become a pledgor under the share pledge agreement dated December 31, 2005 among the Parent, Creative Vistas Acquisition Corp, Cancable Holding, Cancable Canada, and the Purchaser (the “2005 Share Pledge Agreement”).

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Purchaser and hereby covenant and agree with the Purchaser as follows:

NOW, THEREFORE, the Joining Party agrees as follows:

1.	By this Joinder, the Joining Party becomes a pledgor for all purposes under the 2005 Share Pledge Agreement.

2.
The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in the 2005 Share Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the 2005 Share Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as Security for the due and punctual payment of the Indebtedness (as defined in the 2005 Share Pledge Agreement), the Joining Party hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Purchaser and grants to the Purchaser a security interest in all Collateral (as defined in the 2005 Share Pledge Agreement), if any, now owned or, to the extent provided in the 2005 Share Pledge Agreement, hereafter acquired by it.

3.
In connection with the grant by the Joining Party, pursuant to paragraph 2 above, of a security interest in all of its right, title and interest in the Collateral (as defined in the 2005 Share Pledge Agreement) in favor of the Purchaser, the Joining Party (i) agrees to deliver to the Purchaser, together with the delivery of this Joinder, each of the items specified in Section 3 of the 2005 Share Pledge Agreement, (ii) agrees to execute (if necessary) and deliver to the Purchaser such financing statements, in form acceptable to the Purchaser, as the Purchaser may request or as are necessary or desirable in the opinion of the Purchaser to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (as defined in the 2005 Share Pledge Agreement) owned by the Joining Party.

4.
Without limiting the foregoing, the Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as each Pledgor pursuant to the 2005 Share Pledge Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations a Pledgor pursuant to the 2005 Share Pledge Agreement, respectively, and all other Related Agreements to which it is or becomes a party.

5.	Schedule A of the 2005 Share Pledge Agreement are hereby amended by supplementing such Schedule with the information for the Joining Party contained on Schedule A attached hereto as Annex I.

6.
The share pledge agreement dated September 30, 2004 among the Joining Party, A.C. Technical Systems Ltd., Creative Vistas Acquisition Corp. (formerly A.C. Technical Acquisition Corp.) and the Purchaser (the “2004 Share Pledge Agreement”) remains in full force and effect and has not been terminated, discharged or released.

7.
The 2004 Share Pledge Agreement constitutes the legal, valid and binding obligation of the Joining Party, enforceable against the Joining Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforceability of creditors’ rights.

8.
The 2004 Share Pledge Agreement and the 2005 Share Pledge Agreement continue to constitute valid security for the obligations of the Joining Party to the Purchaser under and pursuant to the Amended and Restated Limited Guarantee dated as of the date hereof granted by the Joining Party in favour of the Purchaser.

9.
This Joinder shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under the 2006 Securities Purchase Agreement or any Related Agreement (as defined in the 2006 Securities Purchase Agreement) without the prior written consent of the Purchaser or as otherwise permitted by the 2006 Securities Purchase Agreement, or any Related Agreements (as defined in the 2006 Securities Purchase Agreement). THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE PROVINCE OF ONTARIO. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

10.
From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Related Agreement” for all purposes of the 2005 Securities Purchase Agreement and the 2006 Securities Purchase Agreement.

11.	The effective date of this Joinder is February 13, 2006.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed as of the date first above written.

BRENT W. SWANICK
By:	/s/ BRENT W. SWANICK

Accepted and Acknowledged by:

LAURUS MASTER FUND, LTD.
By:	/s/ EUGENE GRIN
Name: Eugene Grin Title: Director